Exhibit 10.1
Amendment No. RI0475B
AMENDMENT
TO THE
MASTER LOAN AGREEMENT
     THIS AMENDMENT is entered into as of December 24, 2008, between FARM CREDIT SERVICES OF AMERICA, FLCA (“Farm Credit”) and ABE FAIRMONT, LLC, Fairmont, Nebraska (the “Company”).
BACKGROUND
     Farm Credit and the Company are parties to a Master Loan Agreement dated November 20, 2006 (such agreement, as previously amended, is hereinafter referred to as the “MLA”). Farm Credit and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Farm Credit and the Company agree as follows:
1. Section 9(H)(viii) of the MLA is hereby amended and restated to read as follows:
     SECTION 9. Affirmative Covenants. Unless otherwise agreed to in writing by Agent while this agreement is in effect, the Company agrees to, and with respect to Subsections 9(B) through 9(G) hereof, agrees to cause each Subsidiary to:
          (H) Reports and Notices. Furnish to Agent:
               (viii) Compliance Certificate. Together with each set of financial statements furnished to Agent pursuant to Subsection (H)(ii) hereof, a certificate of an officer of employee of the Company acceptable to Agent, in the form attached as Exhibit “A” hereto: (a) certifying that no Event of Default or Potential Default occurred during the period covered by such statement(s) or, if an Event of Default or Potential Default occurred, a description thereof and of all actions taken or to be taken to remedy same, and (b) setting forth calculations showing compliance with the financial covenants set forth in Section 11 hereof.
2. Section 10(I) of the MLA is hereby amended and restated to read as follows:
     SECTION 10. Negative Covenants. Unless otherwise agreed to in writing by Agent, while this agreement is in effect the Company will not:
          (I) Leases. Create, incur, assume, or permit to exist any obligation as lessee under operating leases or leases which should be capitalized in accordance with GAAP for the rental or hire of any real or personal property, except for: (i) leases which do not in the aggregate require the Company to make scheduled payments to the lessors in any fiscal year of the Company in excess of $100,000.00; and (ii) leases of railroad cars, provided, however, the Company will lease no more than 454 cars, and further provided that all railroad car leases expire on or before December 1, 2013, and with any subsequent extension or renewal of any railroad car lease not to exceed a term of three years, all under terms and conditions acceptable to Agent.

Amendment RI0475B to Master Loan Agreement RI0475	-2-
ABE FAIRMONT, LLC
Fairmont, Nebraska
3. Section 11(B) of the MLA is hereby amended and restated to read as follows:
     SECTION 11. Financial Covenants. Unless otherwise agreed to in writing, while this agreement is in effect:
          (B) Net Worth. The Company will have at the end of each period for which financial statements are required to be furnished under Section 9(H) hereof an excess of total assets over total liabilities (both as determined in accordance with GAAP consistently applied) of not less than: (i) $51,000,000.00 as of December 31, 2008; (ii) increasing to $52,000,000.00 as of March 31, 2009; and (iii) increasing to $54,000,000.00 as of September 30, 2009 and thereafter, except that in determining total liabilities, the amount of Tax Increment Financing shall be excluded.
4. Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.
     IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES		ABE FAIRMONT, LLC
OF AMERICA, FLCA		By ADVANCED BIOENERGY, LLC,
its sole member
By:	/s/ Shane Frahm	By:	/s/ Richard Peterson

Title:	Vice President	Title:	CEO/CFO

EXHIBIT A
FARM CREDIT SERVICES OF AMERICA, FLCA
COMPLIANCE CERTIFICATE
     This certificate is being furnished to CoBANK, ACB (“CoBank”), as agent for Farm Credit Services of America, FLCA (“Farm Credit”) to induce CoBank to make and/or continue to make advances to the Company and to comply with and demonstrate compliance with the terms, covenants, and conditions of the Company’s Master Loan Agreement and all Supplements thereto. The undersigned hereby certifies that: (i) this certificate was prepared from the books and records of the Company, is in agreement with them, and is correct to the best of the undersigned’s knowledge and belief; (ii) no “Event of Default” (as defined in the Master Loan Agreement) or event which, with the giving of notice and/or the passage of time and/or the occurrence of any other condition, would ripen into an Event of Default (a “Potential Default”) shall have occurred and be continuing, except as disclosed below; and (iii) based upon the undersigned’s review of the attached financial statement(s) dated as of                                         , to the best of the undersigned’s knowledge, the attached financial statement(s) are accurate and complete for the period reflected. Each of the following Financial Covenants shall have the meanings ascribed thereto in Section 11 of the Company’s Master Loan Agreement.
     This certificate is attached to and made a part of the Company’s financial statements for the reporting period ending                                         .

FINANCIAL	TARGET RESULT
COVENANT	REQUIRED	CALCULATION(S)	ACTUAL
Working Capital	$10,000,000.00		$

Net Worth	$51,000,000.00	Monthly Effective 12/31/08	$
	$52,000,000.00	Monthly Effective 3/31/09
	$54,000,000.00	Monthly Effective 9/30/09

Debt Service	1.25:1.00	Fiscal Year End Effective
Coverage Ratio		FYE 2008
OTHER COMMENTS, INCLUDING A DESCRIPTION OF ANY DEFAULTS AND CORRECTIVE ACTIONS BEING UNDERTAKEN:

ABE FAIRMONT, LLC
By: ADVANCED BIOENERGY, LLC,
its sole member

Authorized Signature

Date	Title